Exhibit 23-4


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-57640, 333-84446 and 333-108546), on Form
S-4 (File No. 333-37082) and on Form S-8 (File Nos. 333-61390 and 333-49780) of
Exelon Corporation and Subsidiary Companies of our report dated January 29, 2003 relating to the financial statement schedule of Exelon Corporation, which appears in this Form 10-K/A.




PricewaterhouseCoopers LLP

Chicago, Illinois
December 11, 2003